Exhibit 10.8

AMENDMENT NO. 2

TO ASSET AND STOCK PURCHASE AGREEMENT

AMENDMENT NO. 2 (this “Amendment”), dated as of April 27, 2006 to the Asset and Stock Purchase Agreement, between Texas Instruments Incorporated (“Seller”) and S&C Purchase Corp., dated as of January 8, 2006 (as amended, the “Agreement”).

W I T N E S S E T H :

WHEREAS, subject to the terms and conditions of Section 13.04 of the Agreement, S&C Purchase Corp. transferred and conveyed to Sensata Technologies B.V., formerly known as Potazia Holding B.V. (“Buyer”), all of its right, title, interest and obligations in, to or under the agreement (the “Assignment”) effective as of February 8, 2006; and

WHEREAS, the parties desire to amend the Agreement pursuant to Section 13.02 to reflect the changes set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1 . Definitions. Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Agreement.

Section 2 . Real Property Primarily Related to the Business. The disclosure set forth in Sections 3.13(a) and (b) of the Disclosure Schedule shall be deleted in its entirety and shall be deemed replaced, as of the date of the Agreement, with the disclosure set forth in Annex A hereto.

Section 3 . Disclosure Schedules. (a) Items 5, 8 and 9 in Section 10.02(b) of the Disclosure Schedule shall be deleted and replaced with the word “[Reserved]”. For the avoidance of doubt, the amendment of Section 10.02(b) of the Disclosure Schedule with respect to Items 8 and 9, as set forth in the preceding sentence, shall not otherwise modify the rights and obligations of Buyer and Seller with respect to such Purchased Assets pursuant to the Agreement (including pursuant to Sections 2.07, 7.01, 7.02 and 11.02 thereof).

Section 4 . Transferred Indebtedness. The disclosure set forth in Item 4 of Section 1.01(b) of the Disclosure Schedule shall be deleted in its entirety and replaced with the words: “Intercompany loans solely among Purchased Subsidiaries made pursuant to, and in compliance with, Section 2.06(a)(i) of the Agreement, including the entrusted loans between (i) Texas Instruments (Changzhou) Co., Ltd. and Texas Instruments (China) Company Limited and (ii) Texas Instruments (China) Company Limited and S&C International Trading (Shanghai) Co., Ltd., in each case to the extent entered into prior to the Closing in accordance with that certain letter agreement between Texas Instruments and Sensata Technologies B.V., formerly known as Potazia Holding B.V., dated as of March 30, 2006 and designated as Transferred Indebtedness therein”.

Section 5 . Sample Working Capital Calculation. The disclosure set forth in Section 2.10(a) of the Disclosure Schedule shall be deleted in its entirety and replaced with the disclosure set forth in Annex B hereto.

Section 6 . Assignment of Contracts. (a) Buyer and Seller acknowledge and agree that Seller shall be deemed to have satisfied its obligations pursuant to Sections 2.07, 7.01 and 7.02 of the Agreement with respect to Contracts listed in Annex C hereto (the “Identified Contracts”); provided, that at the request of Buyer, following the Closing, Seller and Buyer will use their reasonable efforts (but without any payment of money by Buyer) to obtain the Consent of the other parties to any such Identified Contract or any claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may reasonably request and the last three sentences of Section 2.07 and Sections 7.01 and 7.02 of the Agreement shall apply with respect to such Identified Contract.

(b) Buyer and Seller acknowledge and agree that the last sentence in Section 3.15 of the Agreement shall not apply to any Identified Contract unless and until (i) the counterparty to such Identified Contract shall have asserted that Buyer is not entitled to continue to receive the benefits of such Identified Contact in the absence of such counterparty’s Consent, which assertion shall not have been instigated, and shall not have arisen out of any dispute initiated, by or on behalf of Buyer or any of its Subsidaries (other than the Purchased Subsidiaries prior to Closing), and (ii) Buyer shall have notified Seller of the receipt of such assertion.

Section 7 . Employees. Buyer and Seller acknowledge and agree that the following shall be deemed to be Excluded Liabilities: (i) the profit sharing rights pursuant to Applicable Law of Business Employees employed in jurisdictions outside the United States and (ii) all other Liabilities and commitments relating to current or former Business Employees that, in the case of each of clauses (i) and (ii), (x) would but for the operation of this Section 7 be Assumed Liabilities, (y) are current liabilities of the Business as of the Closing Date and (z) as a result of Applicable Law, cannot be assumed by Buyer or any of its Affiliates at the Closing.

Section 8 . Closing. Section 2.09(c)(i) shall be amended by inserting the words “(or to such Subsidiary of Seller as Seller may prior to the Closing designate with respect to any portion of the Purchase Price)” after the phrase “Buyer shall deliver to Seller”.

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Section 9 . Intercompany Payables and Receivables. (a) Section 5.07 of the Agreement shall be deleted and replaced in its entirety with the following:

“At or prior to the Closing, Seller shall, and shall cause its Subsidiaries to, retain or eliminate all intercompany receivables and payables of the Business, incurred in the ordinary course of business; provided, however, that Seller shall not retain or eliminate (or cause to be transferred to Seller or a Retained Subsidiary in the Restructuring) the intercompany receivables and intercompany payables outstanding as of the close of business on the Business Day immediately prior to the Closing Date of each of Texas Instrumentos Eletronicos do Brasil Limitada, Texas Instruments (Changzhou) Co., Ltd., Texas Instruments (China) Company Limited or S&C Korea, such intercompany receivables and payables to be deemed, in each case, to be assets and liabilities, respectively, primarily related to the Business. For the avoidance of doubt, any Taxes of the Purchased Subsidiaries arising from such elimination shall be treated as a Purchased Subsidiary Liability for purposes of this Agreement.”

(b) Item 7 in Section 2.03(e) of the Disclosure Schedule shall be deleted and shall be replaced in its entirety with the following, “7. All intercompany payables and receivables (i) between the Business and any Retained Business or (ii) within the Business, in each case, other than the intercompany receivables of and payables of Texas Instrumentos Eletronicos do Brasil Limitada, Texas Instruments (Changzhou) Co. Ltd, Texas Instruments (China) Company Limited and S&C Korea.”

(c) Item 6 in Section 2.06(a)(i) of the Disclosure Schedule shall be deleted and shall be replaced in its entirety with the following, “6. All intercompany receivables of any Purchased Subsidiary other than those intercompany receivables outstanding as of the Closing Date of Texas Instrumentos Eletronicos do Brasil Limitada, Texas Instruments (Changzhou) Co., Ltd. and Texas Instruments (China) Company Limited.”

(d) Item 2 in Section 2.06(a)(ii) of the Disclosure Schedule shall be deleted and shall be replaced in its entirety with the following, “2. All intercompany payables of any Purchased Subsidiary other than those intercompany payables outstanding as of the Closing Date of Texas Instrumentos Eletronicos do Brasil Limitada, Texas Instruments (Changzhou) Co., Ltd. or Texas Instruments (China) Company Limited.”

(e) Buyer and Seller acknowledge and agree that the intercompany receivables and intercompany payables of Texas Instrumentos Eletronicos do Brasil Limitada outstanding as of the close of business on the date immediately preceding the Closing Date, shall be treated as accounts receivable and accounts payable, as applicable, for purposes of Closing Working Capital.

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Section 10 . Transfer Documents. The parties acknowledge that they and certain of their Subsidiaries have or will enter into various transfer agreements, deeds, bills of sale, assignments and other instruments of conveyance and assignment in connection with the consummation of the Closing in various jurisdictions outside the United States (collectively, the “Local Transfer Documents”). Buyer and Seller acknowledge and agree that nothing contained in any Local Transfer Document shall in any way supersede, modify, replace, amend, change, rescind, expand, exceed, enlarge or in any way affect the provisions, including the representations, warranties, covenants, agreements, conditions, or in general, any rights, remedies, or obligations of Seller or Buyer (or their respective Affiliates) set forth in the Agreement. To the extent there are inconsistencies between the provisions of a Local Transfer Agreement and the provisions of the Agreement, the provisions of the Agreement shall prevail.

Section 11 . Value Added Tax. Notwithstanding anything to the contrary in Section 8.02(c) of the Agreement, Buyer and Seller agree that any value added taxes incurred in connection with the transactions contemplated by the Agreement shall be borne by Buyer to the extent such value added taxes would not have been incurred but for any restructuring or reorganization of the Business in the Netherlands undertaken during the 180 days following the Closing Date. For purposes of Section 8.02(c) of the Agreement, the terms “Transfer Taxes” and “value added taxes” shall include any interest and penalties imposed with respect to any Transfer Taxes or value added taxes covered by such section.

Section 12 . Binding Effect. Except to the extent expressly provided herein, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment shall be governed by and construed as one with the Agreement, and the Agreement shall, where the context requires, be read and construed so as to incorporate this Amendment.

Section 13 . Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 14 . Agreement as Amended. From and after the effective date hereof, each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall refer to the agreement as amended hereby.

Section 15 . Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

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Section 16 . Counterparts; Effectiveness; No Third Party Beneficiaries. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Amendment shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as set forth in Section 11.02 of the Agreement, no provision of this Amendment is intended to confer any rights, benefits, remedies or Liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TEXAS INSTRUMENTS INCORPORATED

By:	/s/ Joseph F. Hubach
Name:	Joseph F. Hubach
Title:	Senior Vice President, Secretary and General Counsel

SENSATA TECHNOLOGIES B.V.

By:	/s/ Ian Blasco
Name:	Ian Blasco
Title:	Authorized Signatory

Exhibit A

Real Property Primarily Related to the Business

	Location	Address	Owned/ Leased	Approx. Size	Major Use
1.	Aguascalientes, Mexico	Av. Aguascalientes Sur No. 401, Ex Ejido Salto de Ojocaliente, C.P. 20270	Owned	116 acres/ 334K GSF (used or held for use)	Manufacturing

2.	Aguascalientes, Mexico	Julio Diaz Torres No. 21, Aguascalientes, Mexico	Leased	41K GSF	Warehouse

3.	Aguascalientes, Mexico	Roberto Díaz Not. 303, Industrial City, Aguascalientes, Ags. C.P. , Mexico 20290	Leased	54K GSF	Manufacturing/ Warehouse

4.	Almelo, Holland	Kolthofsingel 8, Almelo, Netherlands 7600AA	Owned	9.4 acres/ 188K GSF	Office

5	Almelo, Holland	Broekeweg2, Almelo, Netherlands	Leased	3K NSF	Warehouse

6.	Attleboro, MA (Business Center)	529 Pleasant Street, P.O. Box 2964, Attleboro, MA 02703-0964	Leased	24 acres/ 225K GSF	Office

7	Attleboro, MA (Manufacturing/B12)	529 Pleasant Street, P.O. Box 2964, Attleboro, MA 02703-0964	Leased	148K “rentable”SF	Manufacturing

8.	Baoying, China	Economic Development Zone, Taisan Road, Baoying Jiangsu, China 225800	Owned Improvements on Leased Land	4 acres/ 167K GSF	Manufacturing

9	Baoying, China	73 Ye Ting Rd., Baoying County, Yangzhou City, China	Leased	11K GSF	Guest House

10.	Baoying, China	9 Taishan East Rd, Baoying County, Jiangsu Province, China	Owned	24 apartments	Employee Residences

11.	Campinas, Brazil	648 Rua Azarias de Melo, Campinas, Sao Paulo, Brazil	Leased	67K GSF	Manufacturing

12.	Campinas, Brazil	648 Rua Azarias de Melo, Campinas, Sao Paulo, Brazil	Leased	5K GSF	Parking Lot

13.	Campinas, Brazil	219 Sao Salvador, Campinas, Sao Paulo, Brazil	Leased	15K GSF	Parking Lot

	Location	Address	Owned/ Leased	Approx. Size	Major Use
14.	Changzhou, China	Changzhou Electronics Technology Industrial Park, 18 Chuang Xin Avenue of Electronics, Xinbei District, Changzhou City, Jiangsu Province, China 213002	Leased	4 acres/ 251K GSF	Manufacturing

15.	Creve Coeur, MO	655 Craig Road, Suite 310, Creve Coeur, MO	Leased	473 GSF	Sales Office

16.	Jincheon, Korea	67-1 Sakok-RI. Ewol-Myon, Chinchon-Kun, Chung- Cheongbuk-Do, Korea 365-820	Owned	7.4 acres/134K GSF	Manufacturing

17.	Jincheon, Korea	1348, Sakok-ri, Eiwol-myun, Jincheon-kun, Choongbuk, Korea	Leased	5,446 LSF	Parking Lot

18.	Oyama, Japan	305 Tanagashira, Oyama- Cho, Suntoh-Gun, Shizuoka- Ken, Japan 410-1327	Owned (TIJ also leases some pieces of land mainly for pipes to drain rain water.)	6.2 acres/105K GSF	Manufacturing

19.	Oyama, Japan	302-7, 304, 319-1, Sukawabata, Tanagashira, Oyama, Japan	Leased	31,969 sq feet	Parking Lot

20.	Oyama, Japan	302-1, 302-6 1/2 Sukawabata, Tanagashira, Oyama, Japan	Leased	12,626 sq. feet	Parking Lot

21.	Laurence Harbor, NJ	100 Matawan Road, Suite 100, Matawan, NJ	Leased	182 GSF	Sales Office

22.	Shanghai, China	8th Floor of Novel Plaza, 128 Nan Jing Road West, Shanghai 2003	Leased	12,300 sq. feet	Sales Office

Note

1.	Of the above locations, the Business shares occupancy with other Seller operations at the owned Aguascalientes, Mexico manufacturing facility (non-Business operations in approximately 19,461 GSF of total 334,000 GSF. The Business leases a portion (58,000 NSF of total 150,000 NSF) of the owned Almelo, Holland facility to a third party tenant, Kemex, B.V. Seller will convey its rights to the owned Aguascalientes site. Such conveyance will include the land inside the Fence depicted on the COPLADE Drawing, which includes all land developed and used in connection with Business operations. Note that a small sliver of land within the Fence in the Southeast Corner (00-34-89.492 hectares, shown as number 4 on the Drawing) is not owned by Seller (although COPLADE has authorized the current fence location) and will not be included in the conveyance. The Government has informally expressed an interest in creating or expanding a New Park occupying a portion of the North Park, with such New Park potentially including a small portion of (undeveloped/unused) land within the current fence line, and has also indicated some interest in construction of a roadway following the fence line from the southeast to the northwest (within the current fenceline). In addition, Seller may have rights to certain additional land outside the Fence: Seller intends to convey whatever interest, if any, it may have in such additional land, without warranty or other representation as to title.

2.	Shared (with Seller non-Business operations) Real Property locations where the Business is not the primary user of available space include:

a.	Kuala Lumpur, Malaysia – Manufacturing/Office (Site 1, 37,300 GSF of 208,000 GSF; Site 2, 14,621 GSF of 280,000 GSF);

b.	Shared sales office space in San Jose, California; Schaumberg, Illinois; Novi, Michigan; Redmond, Washington; Milan, Italy; Madrid, Spain; Taipei, Taiwan; Hong Kong, Beijing, and Shenzhen, China; Nagoya and Tokyo, Japan; Seoul and Dae-gu, Korea; Velizy, France; Herzliya, Israel and Singapore; and

c.	Shared office space in Seller owned facilities in Dallas and Plano, Texas; and Villeneuve-Loubet, France.

ANNEX B

Sample Working Capital Calculation

1.	See Attached

ANNEX C

Identified Contracts

Number	Agreement Name
1.	Reference Design License Agreement between Texas Instruments and Lennox Industries, dated May 10, 2002.

2.	Lease between Thomas & Betts Corporation & Texas Instruments Incorporated, dated March 28, 1996.

3.	Licensing Agreement between Texas Instruments, Materials and Controls, and Telaire, dated January 23, 1995.

4.	Technology Transfer and License Agreement between Sales Technology, Inc., Frank Howard, and Texas Instruments Incorporated Sensors and Controls, dated July 16, 2002.

5.	Consignment Agreement between Whirlpool Corporation and Texas Instruments Incorporated acting through its Sensors and Controls business, dated November 3, 2003.

6.	Letter Agreement between Whirlpool Corporation and Texas Instruments Incorporated acting through its Sensors and Controls business, dated October 29, 2004.

7.	Letter Agreement between Whirlpool Corporation and Texas Instruments Incorporated acting through its Sensors and Controls business, dated October 8, 2003.

8.	TRW Automotive Terms and Conditions of Purchase between Texas Instruments Incorporated acting through its Sensors and Controls business and TRW Automotive Inc. and subsidiaries, dated January 2005, amended by Agreement between Kelsey-Hayes Company and Lucas Automotive GmbH and Texas Instruments Incorporated, dated March 8, 2005.

9.	Consignment Agreement between Texas Instruments Incorporated and TRW (not dated).

10.	Long Term Contract between Delphi Automotive Systems LLC and Texas Instruments, dated April 14, 2000.

11.	Product Supply Agreement between Murata Mfg. Co., Ltd. and Texas Instruments Incorporated, dated July 15, 2003.

12.	GE Energy Rentals Long Term Agreement (not dated).

13.	Manufacturing Agreement among Texas Instruments Automotive Sensors and Controls, Inc., Chartered Semiconductor Manufacturing Ltd, Silicon Manufacturing Partners PTE Ltd and Chartered Silicon Partners PTE Ltd., dated May 23, 2001.

14.	Copyright Permission and NDA Agreement Supplement between Micron Technology, Inc. and Texas Instruments Incorporated Sensors and Controls, dated January 18, 2005, as amended by the Amendment dated May 12, 2005.

15.	License Agreement between Texas Instruments and Applied Computer Solutions, Inc., dated November 14, 1990.

16.	Asset Purchase Agreement between Texas Instruments Incorporated and Illinois Tool Works Inc., dated January 31, 2002.

17.	Software License and Confidentiality Agreement between Hryb Control Systems and Texas Instruments Incorporated dated April 10, 1991.

18.	Supplier Enviracom Protocol License Agreement between Honeywell International Inc., acting through its Automation and Control Solutions division, and Honeywell Intellectual Properties Inc. and Texas Instruments, dated April 12, 2005.

Number	Agreement Name
19.	Imaging Software Distribution License Agreement between Micron Technology, Inc. and Texas Instruments Incorporated, dated January 21, 2005.

20.	Basic Sales Agreement between NEC Fukui K.K. and Texas Instruments Japan Limited, dated July 7, 2000.

21.	Basic Sales Agreement between Hyundai Motor Company and Texas Instruments Japan Limited, dated October 5, 1989.

22.	Long Term Supply Agreement between Texas Instruments Holland B.V. and Continental TEMIC Microelectronic GmbH, dated August 27, 2004.

23.	Long Term Contract between Robert Bosch Fahrzeugelektrik Eisenach GmbH(RB) and Texas Instruments Holland B.V., dated April 27, 2004.

24.	Supplier Contract between Texas Instruments Holland B.V. and Siemens VDO Automotive Aktiengesellschaft, dated [February 2, 2002].

25.	Service Agreement between Randstad Uitzendbureau B.V. and Texas Instruments Holland B.V., dated January 1, 1998.

26.	Warranty Agreement between Bayerische Motoren Werke and Texas Instruments Incorporated, effective as of January 8, 2004.

27.	General Supply Agreement and Development & Supply Agreement between Texas Instruments Holland B.V. and Continental Teves AG & Co. OHG, effective as of January 1, 2001.

28.	Supply and Purchase Agreement between DELPHI Diesel Systems France, SAS and Texas Instruments Holland B.V., dated June 6, 2002, amended by Amendment to Supply and Purchase Agreement, dated August 8, 2003.

29.	Development, Production and Supply Agreement between Prolinx, Inc. and Texas Instruments Incorporated, dated July 15, 2000.

30.	Manufacturing and Purchase Agreement between SCI Technology Inc. and Texas Instruments Incorporated, dated July 20, 1998.

31.	Office Furniture Buying Agreement between Office Works, Inc. and Texas Instruments Incorporated, dated August 20, 1999.

32.	Product Supply Agreement between Espion Electronics SA and Texas Instruments Incorporated Materials and Controls, dated March 31, 1998.

33.	Product Supply Agreement between Vernier Software and Texas Instruments Incorporated acting through its Materials & Controls Group, effective October 19, 1999.

34.	Property Agreement between Brainin-Advanced Industries, Inc. and Texas Instruments Incorporated, Sensors & Controls.

35.	Purchasing Agreement between International Wire Group, Inc. and Texas Instruments Incorporated Sensors and Controls, dated June 15, 2003.

36.	Purchasing Agreement between International Wire Group, Inc. and Texas Instruments Incorporated Sensors and Controls, dated August 9, 2001.

37.	Technology and Patent License Agreement between Handy & Harman Electronic Materials, Incorporated and Texas Instruments Incorporated, dated February 1, 1997.

38.	Supply Agreement between Kantus Mexicana, S.A. de C.V. and Texas Instruments Mexico, S.A., dated November 30, 1999.

39.	Product Supply Agreement between Polytronics Technology Corporation and Texas Instruments Incorporated, dated September 22, 2003.

40.	Memorandum between Exel & MSI and Texas Instruments, dated January 26, 2005.